UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        Oct. 4, 2004

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Mpls, MN	55402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	612-330-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On Oct. 4, 2004, W. Thomas Stephens, 62, a member of the Xcel Energy Inc. board of directors since August 2000, announced his resignation from the board due to new job responsibilities.  Stephens told the board he will need to focus his full time and attention to his new assignment as chairman and chief executive officer for Boise Cascade, LLC.

Stephens, former president and chief executive officer of MacMillan Bloedel Ltd. and former chairman, chief executive officer and president of Manville Corporation, served, from 1997 to 2000, on the board of directors of New Century Energies, Inc., the company that merged with Northern States Power Company to form Xcel Energy in August 2000.  Prior to that, he served as a director of Public Service Co. of Colorado, now a subsidiary of Xcel Energy, from 1989 to 1997.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota Corporation)

/s/ CATHY J. HART
Cathy J. Hart
Vice President and Corporate Secretary

Oct. 4, 2004